THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                       Exhibit 12 - Statement Regarding Computation
                                                                        of Ratios of Earnings to Fixed Charges

(in thousands, except ratios)
----------------------------------------------------------------------------------------------------------------------
                                                       January 30,            January 31,            February 1,
Fiscal year                                                   1999                   1998                   1997
----------------------------------------------------------------------------------------------------------------------

      Interest                                           $  48,930              $  39,656              $  30,306
      Interest factor in rental expense                     19,052                 16,368                 11,205
      Capitalized interest                                   1,020                  1,861                  1,575
----------------------------------------------------------------------------------------------------------------------

 (a)  Fixed charges, as defined                          $  69,002              $  57,885              $  43,086

      Earnings before income taxes and
       cumulative effect of change in
       accounting principle                               $  7,284              $  75,456              $ 159,229
      Fixed charges                                         69,002                 57,885                 43,086
      Capitalized interest                                  (1,020)                (1,861)                (1,575)
----------------------------------------------------------------------------------------------------------------------

(b)   Earnings, as defined                               $  75,266              $ 131,480              $ 200,740

----------------------------------------------------------------------------------------------------------------------

(c)   Ratio of earnings to fixed charges (b/a)                 1.1x                   2.3x                   4.7x
----------------------------------------------------------------------------------------------------------------------

(Table Restubbed Below)


(in thousands, except ratios)
----------------------------------------------------------------------------------------

                                                    Febraury 3,           January 28,
Fiscal year                                                1996                  1995
----------------------------------------------------------------------------------------

      Interest                                        $  32,072             $  25,931
      Interest factor in rental expense                   7,743                 6,157
      Capitalized interest                                1,407                 1,850
----------------------------------------------------------------------------------------

 (a)  Fixed charges, as defined                       $  41,222             $  33,938

      Earnings before income taxes and
       cumulative effect of change in
       accounting principle                           $ 129,452             $ 126,482
      Fixed charges                                      41,222                33,938
      Capitalized interest                               (1,407)               (1,850)
----------------------------------------------------------------------------------------

(b)   Earnings, as defined                            $ 169,267             $ 158,570

----------------------------------------------------------------------------------------

(c)   Ratio of earnings to fixed charges (b/a)              4.1x                  4.7x
----------------------------------------------------------------------------------------